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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) December 31, 2007

                                    SPSS Inc.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                      000-22194               36-2815480
(State or Other Jurisdiction of          (Commission           (I.R.S. Employer
         Incorporation)                 File Number)         Identification No.)

233 South Wacker Drive, Chicago, Illinois                           60606
(Address of Principal Executive Offices)                          (Zip Code)

                                 (312) 651-3000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01: OTHER EVENTS

     Norman H. Nie, a director of SPSS Inc. (the "Company"), has recently informed the Company that, in his view, the Company's use of the SPSS trademark is subject to a License Agreement (the "Agreement") dated September 30, 1976 between a predecessor of the Company, as licensee, and Norman H. Nie and C. Hadlai Hull, as licensors. The Agreement provides for an exclusive, perpetual, world-wide, royalty-free license of the SPSS trademark. The Company currently uses the SPSS trademark in connection with its services and products. Dr. Nie has stated his desire to enforce his asserted rights under the Agreement and has requested information regarding the Company's products and its use of the SPSS trademark. In addition, Dr. Nie and Mr. Hull have offered to sell the SPSS trademark to the Company for a price of $20 million. The Company has not agreed to such a purchase and disputes the rights recently asserted by Dr. Nie. The Company believes it is in full compliance with any obligations it may have under the Agreement and expects to continue to have the right to use the SPSS trademark consistent with its past practices. A copy of the Agreement is attached to this report as Exhibit 99.1.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits.

          99.1 License Agreement, dated September 30, 1976, by and between SPSS Inc., as licensee, and Norman H. Nie and C. Hadlai Hull, as licensors.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPSS Inc.


                                        By: /s/ Raymond H. Panza
                                            ------------------------------------
                                            Raymond H. Panza
                                            Executive Vice President, Corporate
                                            Operations, Chief Financial Officer
                                            and Secretary

Dated: December 31, 2007


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